UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________________________________________________________________
FORM 8-K
_____________________________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 25, 2020
_____________________________________________________________________________
Schneider National, Inc.
(Exact Name of Registrant as Specified in Charter)
_____________________________________________________________________________

Wisconsin	001-38054		39-1258315
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
3101 South Packerland Drive	Green Bay	WI	54313
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (920) 592-2000
(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which reported
Common Stock, no par value	SNDR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2020, Norman E. Johnson informed the Board of Directors (the "Board") of Schneider National, Inc. (the "Company") of his intention not to stand for reelection at the Company's Annual Meeting of Shareholders on April 27, 2020 (the "Annual Meeting"). Mr. Johnson's decision was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.
On February 28, 2020, the Board announced that it had nominated Robert M. Knight, Jr. for election to the Board at the Annual Meeting. Mr. Knight is expected to serve on the Compensation Committee of the Board.
Mr. Knight served as Chief Financial Officer of Union Pacific Corporation, a transportation company that primarily operates one of the largest railroads in North America, from 2004 until his retirement in 2019. Mr. Knight previously served on the boards of Grupo Ferroviario Mexicano and TTX Company where he was Lead Director and Chair of TTX's Compensation and Audit Committees. Mr. Knight holds a bachelor's degree in business administration from Kansas State University and an M.B.A. from Southern Illinois University.
The Board has determined that Mr. Knight is an independent director under the New York Stock Exchange's ("NYSE's") listing standards and the Board's categorical standards and that he meets the Securities and Exchange Commission's independence requirements for service on the Company's compensation committee. There was no arrangement or understanding between Mr. Knight and any other persons pursuant to which Mr. Knight was nominated as a director. As of the date of this Current Report on Form 8-K, neither Mr. Knight nor any of his immediate family members is a party, either directly or indirectly, to any transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
If elected to the Board, Mr. Knight will be eligible to participate in the compensation arrangements and programs established for the Company's non-employee directors. The current arrangements and programs are described in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2020. Mr. Knight will also be subject to the director indemnification provisions described in the prospectus.
Also on February 28, 2020, the Company announced that Shelly Dumas Magnin would succeed Amy G. Schilling as Vice President and Controller of the Company effective March 1, 2020. As previously reported on a Form 8-K on January 14, 2020, Ms. Schilling is resigning to pursue other opportunities.
Ms. Dumas Magnin has been with the Company since 2001 and has held numerous financial leadership roles including Director, Accounting, Sector Controller, Truckload, and Director, Financial Operations. Previously, Ms. Dumas Magnin held financial positions at Plexus Corp and Banta Corporation. Ms. Dumas Magnin was also previously an Audit Senior at Deloitte & Touche, LLP. Ms. Dumas Magnin is a Certified Public Accountant and holds a bachelor's degree in business administration from the University of Wisconsin - Whitewater.
There are no material arrangements or understandings between Ms. Dumas Magnin and any other person pursuant to which she was appointed as Vice President and Controller of the Company. Ms. Dumas Magnin does not have any family relationship with any director or officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Ms. Dumas Magnin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 9.01.    Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is being furnished herewith:

Exhibit No.    Description of Exhibit
99.1        Press Release dated February 28, 2020
104        The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2020	SCHNEIDER NATIONAL, INC.

By:	/s/ Thomas G. Jackson
Name:	Thomas G. Jackson
Title:	Executive Vice President, General Counsel and Corporate Secretary